  Exhibit 99.1

HotApp Blockchain Inc. provides update on expansion of business

HotApp Blockchain Inc. is launching a new enterprise and expanding its activities to include the development and commercialization of Blockchain related technologies and ICO Technology Consulting.

Hong Kong and Bethesda, MD (PRWEB) February 01, 2018

HotApp Blockchain Inc. (OTC:HTPN) (the “Company”) is launching a new enterprise and expanding its activities to include the development and commercialization of Blockchain related technologies and ICO Technology Consulting in addition to the previous activities of the Company. The initial services to be offered include ICO white paper development, Blockchain architecture design and smart contract design, website development and technology consulting services.

The Company also intends to create two new cryptocurrency exchange platforms, one in Asia and one in the United States. Accordingly, the Company has created a new wholly-owned subsidiary, Crypto Exchange Inc., which is intended to conduct such operations. This new plan is currently in the development stage, as the Company identifies and enters into agreements with appropriate new employees, consultants and partners to assist the Company in achieving its goals. The Company intends to provide additional information to the public as such plan is further developed.

Forward-Looking Statements

Certain statements contained in this press release, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are forward-looking statements. These forward-looking statements generally are identified by the words "believes," "project," "expects," "anticipates," "estimates," "intends," "strategy," "plan," "may," "will," "would," "will be," "will continue," "will likely result," and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to: changes in economic conditions, legislative/regulatory changes, availability of capital, interest rates, competition, and generally accepted accounting principles. These risks and uncertainties should also be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Forward-looking statements speak only as of the date on which they are made and, except to the extent required by applicable securities laws, we undertake no obligation to update or revise any forward-looking statements.

HotApp Blockchain Inc. contact information:

Danny Lim
7 Temasek Boulevard #29-01B, Suntec Tower One
Singapore 038987
Telephone: 011 65 6333 9181
danny@sed.com.sg